EXHIBIT 24.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 30, 2009 with respect to the audited financial statements of  Exobox Technologies, Corp. for the year ended July 31, 2009.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

July 9, 2010